Exhibit 10.9

AMENDED AND RESTATED

TRADEWEB MARKETS INC.
PRSU PLAN

1.             Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees and consultants of outstanding ability and to motivate such key employees and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of PRSUs. The Company expects that it will benefit from the added interest which such key employees or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success. This Plan was previously sponsored by the Company’s subsidiary, Tradeweb Markets LLC, and sponsorship of the prior plan, as well as all awards thereunder, were assumed by the Company in connection with its initial public offering.

2.             Definitions

The following capitalized terms used in the Plan or in a PRSU Agreement have the respective meanings set forth in this Section:

(a)                                 Acquired Group Substitution Awards: Shall have the meaning set forth in Section 5 hereof.

(b)                                 Affiliate: With respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise.

(c)                                  Award: An award of PRSUs pursuant to this Plan.

(d)                                 Board: The Company’s Board of Directors, or, to the extent the Board of Directors delegates its authority hereunder to its Compensation Committee, the Compensation Committee.

(e)                                  Cause: With respect to a Participant’s termination of Employment, (a) if the Participant is at the time of termination a party to an employment or retention agreement that defines such term, the meaning given therein, and (b) in all other cases, any of the following that remains uncured (if curable) for ten days after the Participant’s receipt of written notice thereof from the Company: (i) the Participant has engaged in dishonesty, gross negligence or willful misconduct, (ii) the Participant has failed to attempt, in good faith, to substantially perform his duties with the Company (other than as a result of his physical or mental incapacity), (iii) the Participant has failed to attempt, in good faith, to follow the lawful written direction of the Board or his supervisor or (iv) the Participant has been convicted of, or has entered a plea of guilty or no contest to, a felony (other than as a result of vicarious liability or a traffic infraction).

(f)                                   Change of Control: Shall mean the occurrence of any of the following:

i.                                          An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person following the Effective Time, immediately after which such Person first acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2(f), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

ii.                                       The individuals who, as of the Effective Time are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

iii.                                    The consummation of:

a.              A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

(A)       the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)       the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)       no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

b.              A complete liquidation or dissolution of the Company; or

c.               The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur. For the avoidance of doubt, a direct or indirect change of control or other sale or disposition of securities of an entity that is a shareholder of the Company shall not constitute a Change of Control.

(g)                                  Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)                                 Company: Tradeweb Markets Inc., a Delaware corporation, and any successor thereto by merger, consolidation or otherwise.

(i)                                     Company Group: Collectively, the Company and its subsidiaries and its or their respective successors and assigns.

(j)                                    Disability: (i) If the Participant is at the time of termination of Employment a party to an employment or retention agreement that defines such term, the meaning given therein, and (ii) in all other cases, the Participant is unable to perform the essential functions of his or her position with the Company as a result of a physical or mental illness or incapacity for a continuous period of 180 days.

(k)                                 Effective Time: September 1, 2015.

(l)                                     Employment: As used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company Group or (ii) a Participant’s services as a consultant if the Participant is a consultant to the Company Group.

(m)                             EPS Calculation Appendix: Refers to the EPS Calculation Appendix established for such year in accordance with the procedure described in Section 3.

(n)                                 Fair Market Value: The closing price at the close of the primary trading session of the Shares on the trading day immediately preceding the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Board deems reliable for the applicable date, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price.

(o)                                 Participant: An employee or consultant who is selected to participate in the Plan pursuant to Section 4.

(p)                                 Performance Modifier: A percentage range established by the Board after consultation with the Company’s Chief Executive Officer.

(q)                                 Person: Any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivisions thereof.

(r)                                    Plan: This Amended and Restated Tradeweb Markets Inc. PRSU Plan.

(s)                                   Plan Year: Each calendar year from 2015 through and including 2019.

(t)                                    PRSU: A performance-based restricted share unit awarded pursuant to the terms of this Plan.

(u)                                 PRSU Agreement: The written document that sets forth the terms of a particular PRSU.

(v)                                 Qualified Change of Control: A Change of Control which also constitutes a change of control or ownership of the Company for purposes of Code Section 409A.

(w)                               Retirement: Means a Participant’s voluntary resignation upon six months’ notice to the Company for any reason after attaining a combination of (i) age 55 with at least 10 years of credited service or (ii) age 65 with at least 5 years of credited service.

(x)                                 Shares: Class A common stock of the Company.

(y)                                 Vesting Date: Shall have the meaning set forth in Section 7(b) hereof.

(z)                                  Vesting Period: With respect to any Award means the period between January 1 of the Plan Year in which an Award was granted and the Vesting Date applicable to such Award.

(aa)                          Vested PRSU: A PRSU that has become vested in accordance with the terms of Section 7(b).

3.             PRSU Pool and Performance Modifier

The maximum dollar value in respect of which PRSUs may be issued at any time under the Plan is $503,000 (the “Available Pool”). For each Plan Year, the Board, following consultation with the Company’s Chief Executive Officer, will establish a new Performance Modifier calculation by amending the EPS Calculation Appendix as it applies to such Plan Year.

4.             Annual Grant Process

Grants relating to each Plan Year shall be communicated to all Participants (other than newly hired Participants or Participants who receive new or additional grants) on or as soon as reasonably practicable following February 15 of such Plan Year. Grants will be communicated to each Participant as an initial target value and a number of PRSUs.

5.             Administration

Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the employees and consultants of the Company Group to whom, and the time or times at which, Awards may be granted, the initial target value of and the number of PRSUs subject to each Award, the time or times at which an Award will become vested and any other terms or conditions of an Award; provided, that, the Chief Executive Officer and President of the Company shall, on an annual basis, provide the Board with a summary of all Awards granted during the relevant calendar year (including the name of each Participant and the initial target value and number of PRSUs granted to each Participant during such calendar year). Subject to the foregoing, Awards may, in the discretion of the Board, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any member of the Company Group or by a company acquired by the Company or with which the Company combines (any such awards issued to employees of a company acquired by the Company or with which the Company combines, “Acquired Group Substitution Awards”). Except as provided herein, the Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may amend the terms of any PRSU Agreement, provided, that, no such amendment shall be made without the consent of the affected Participant, if such action would diminish any of the rights of such Participant under such PRSU Agreement. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board made in good faith in the interpretation and administration of the Plan, except as otherwise provided herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, without limitation, Participants and their beneficiaries or successors). The Board shall have the full power and authority to (1) establish the terms and conditions of any Award consistent with the provisions of the Plan, (2) to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions), and (3) to determine whether the applicable terms and conditions of any EPS Calculation Appendix have been satisfied and conclusively determine the Performance Modifier applicable to Awards granted in any Plan Year in accordance therewith.

6.             Limitations

No Awards may be granted under the Plan after the regularly scheduled grants in respect of the 2019 Plan Year, but Awards theretofore granted may extend beyond that date.

7.             Terms and Conditions of PRSUs

Except as otherwise determined by the Board and as set forth in the applicable PRSU Agreement, PRSUs granted under the Plan shall be subject to the foregoing and the following terms and conditions:

(a)                                 Number of PRSUs Granted. The number of PRSUs granted pursuant to any PRSU Agreement shall equal the initial target dollar amount of a Participant’s Award, divided by the Fair Market Value on the date of issuance, rounded to the nearest one thousandth of a PRSU.

(b)                                 Vesting. PRSUs will vest on January 1 following the end of the 3rd Plan Year in which the Award is outstanding (each a “Vesting Date”). If a Participant’s Employment terminates before the Vesting Date applicable to an Award, no amounts will be payable hereunder with respect to such Award unless the Participant’s Employment was terminated by the Company without Cause within 180 days before the relevant Vesting Date, or on account of his or her death, Disability or Retirement, in which case the Participant will be entitled to retain a pro rated number of PRSUs, which shall remain eligible for payment in accordance with Section 7(d) below (including application of any Performance Modifier). For purposes of the foregoing, the pro rated number of PRSUs a Participant shall be entitled to retain shall be calculated by multiplying the total number of PRSUs awarded by a fraction, the numerator of which is the number of days worked since the beginning of the first Plan Year in which the relevant Award was granted and the denominator of which is the total number of days in the Vesting Period. Notwithstanding the foregoing, the CEO (with the approval of the Board, not to be unreasonably withheld, delayed or conditioned) shall have the authority to establish special vesting schedules for individuals hired after February 15 of any Plan Year, which shall be set forth in the Participant’s PRSU Agreement. (For the sake of clarity, however, the Performance Modifier applicable to any such PRSUs shall be the Performance Modifier applicable to PRSUs issued to other Participants in the same calendar year.) If the vesting period under such Participant’s PRSU Agreement is two (2) calendar years or less, then the Participant’s total payout pursuant to Section 7(d) below shall be prorated based on a fraction the numerator of which is the number of days between the date of grant and the relevant Vesting Date and the denominator of which is the total number of days in the Vesting Period applicable to other Awards made in respect of the same Plan Year.

(c)                                  Dividend Equivalent Rights. PRSUs will accumulate dividend equivalent rights in respect of any dividends paid on Shares (on a one Share to one PRSU basis) from January 1 of the Plan Year in which the relevant Award was granted (or from the grant date for Participants hired after February 15 of any Plan Year (or such later date as grants are made to existing employees generally)) through the relevant Vesting Date. To the extent the PRSUs that gave rise to any dividend equivalent right are forfeited in accordance with

Section 7(b) above, those dividend equivalent rights will be forfeited. Dividend equivalent rights accumulated under this Section 7(c) and not forfeited shall be added to, and be paid at the same time as, payments in respect of the related PRSUs pursuant to Section 7(d) below.

(d)                                 Payment. Each Award shall entitle the Participant to receive a cash payment from the Company calculated by (i) multiplying the number of Vested PRSUs subject to the Award by the Performance Modifier associated with such Award and (ii) multiplying the result in clause (i) by the Fair Market Value on the date of payment and (iii) adding to the result in clause (ii) the product of any dividend equivalent rights payable pursuant to Section 7(c) multiplied by the Performance Modifier associated with such Award. Payments pursuant to this Section 7(d) shall be made in the month of March following the end of the Vesting Period related to an Award. In all cases, payments pursuant to this Section 7(d) shall be made in the calendar year following the end of the Vesting Period.

(e)                                  Termination For Cause. Notwithstanding anything herein, if a Participant’s Employment is terminated by the Company for Cause at any time prior to the payment of an Award, the Participant shall forfeit all right to payment with respect to such Award (including with respect to Vested PRSUs).

8.             Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, except as otherwise determined by the Board and set forth in the applicable PRSU Agreement, the following provisions shall apply to all Awards granted under the Plan:

(a)                                 Generally. In the event of any extraordinary cash or share distribution, or share split, reverse split, reorganization, reclassification, recapitalization, repurchase, issuance of warrants, rights or debentures, merger, consolidation, spin-off, split-up, combination or exchange of shares or other similar exchange, or any distribution to holders of shares or any transaction similar to the foregoing, the Board, without liability to any person, shall take such equitable actions as are appropriate in its reasonable judgment to preserve the economic rights of affected Participants, whether by adjusting the terms of an Award (including the Performance Modifier applicable to such Award and the manner of calculation thereof), the Available Pool, the underlying security to which an Award relates or by such other means as the Board shall determine.

(b)                                 Change of Control. In the event of a Change of Control, the Board shall either (A) take equitable actions to preserve the economic rights of affected Participants as provided in Section 8(a) above (which may include, if the Board determines it to be equitable, taking no action—for example, in the case of a transaction in which the equity capitalization and business of the Company is unaffected) or (B) provide that (i) the Fair Market Value for purposes of determining the value of a PRSU shall be fixed at the per Share consideration received in connection with such Change of Control, and (ii) the Performance Modifier shall be (1) based on actual performance if the Change of Control is within twelve (12) months of the Vesting Date, (2) based on the Company’s average EPS over the preceding two years if the Change of Control is between 12 and 24 months from the Vesting Date, or (3) 100% if the Change of Control is more than 24 months from the Vesting Date, and, in the case of either (A) or (B), payment with respect to Vested PRSUs shall continue to be made in accordance with Section 7(d) above. For the sake of clarity, unless the Board takes any action to the contrary in connection with a Change of Control, the vesting conditions applicable to all outstanding Awards shall continue to apply, subject to Section 8(d) below.

(c)                                  Qualified Change of Control. In the event of a Qualified Change of Control, the Board may within the 30 days preceding or the 12 months following such Qualified Change of Control, accelerate the vesting of all outstanding Awards (including related dividend equivalent rights) and make a cash payment in respect thereof to Participants within the 12 month period following such action, all to the extent permitted by, and in accordance with, the procedural requirements of Treas. Reg. § 1-409A-3(j)(4)(ix)(B). If such Qualified Change of Control occurs more than 12 months prior to the end of the Vesting Period applicable to an Award, the Performance Modifier applicable to such Award shall be (1) based on the Company’s average EPS over the preceding two years if the Change of Control is between 12 and 24 months from the Vesting Date, or (2) 100% if the Change of Control is more than 24 months from the Vesting Date. If such Qualified Change of Control occurs less than 12 months prior to the end of the Vesting Period applicable to an Award, payment shall not be made pursuant to this Section 8(c) until the Performance Modifier applicable to such Award has been established (and the Board’s resolution to terminate the Plan shall be made at such time as would permit payment pursuant to the foregoing sentence to be made without violating Code Section 409A). In all cases, the Fair Market Value for purposes of determining the value of a PRSU that is liquidated in accordance with this Section 8(c) shall be per Share consideration received in connection with such Change of Control.

(d)                                 Termination of Employment Following Change of Control. If a Participant’s Employment is terminated without Cause within six (6) months following a Change of Control, that Participant’s outstanding PRSUs shall become Vested PRSUs and continue to be paid out in accordance with Section 7(d); provided, however, that if the Change of Control constitutes a Qualified Change of Control, payment shall, subject to the following sentence, be made as soon as practicable after the Participant’s termination. In the case of termination without Cause following a Qualified Change of Control, (i) if the termination occurs more than six months before the end of the Vesting Period, the Performance

Modifier applicable to the Participant’s PRSUs shall be deemed to be 100%, and (ii) if the termination occurs within six months of the end of the Vesting Period, the Performance Modifier shall be determined based on the actual performance of the Company, if it has been finally determined by March 15 following the year of the Qualified Change of Control, otherwise the Performance Modifier applicable to the Participant’s PRSUs shall be deemed to be 100%.

9.             No Right to Employment or Awards; No Obligation for Uniformity

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate of the Company to continue the Employment of a Participant and shall not lessen or affect the Company’s or such Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Awards, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10.          Successors and Assigns

The rights and obligations under the Plan shall be binding on and inure to all predecessors, successors and permitted assigns of the Company and any Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

11.          Nontransferability of Awards

An Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.

12.          Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made without the consent of a Participant, if such action would diminish any of the rights of such Participant under any Awards theretofore granted to such Participant under the Plan; provided, however, that the Board may amend the Plan in such manner as it reasonably deems necessary to comply with applicable law or to avoid the application of any tax penalty to any Award.

13.          International Participants

With respect to Awards which may be subject to the laws of jurisdictions outside the United States of America, the Board may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms to the requirements of such local law.

14.          Tax Withholding

All payments made pursuant to the Plan shall be subject to all applicable U.S. federal, state and local and applicable non-U.S. tax, social security and similar withholdings.

15.          Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

16.          Effectiveness of the Plan

The Plan shall be effective as of the Effective Time.

EPS Calculation Appendix